EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of April 24, 1995, by and between CIRCUIT CITY STORES, INC., (the "Company"), a Virginia Corporation, and Warren A. McCollough, (the "Employee").

         The parties agree as follows:

                                    ARTICLE I

                                    Services

         The Company agrees to employ the Employee as Senior Vice President during the term of this Agreement. The Employee agrees to devote his full time and attention to the business of the Company and to the faithful performance of his duties as Senior Vice President and to the performance of such additional duties as may be assigned to him from time to time by the Company's Board of Directors (the "Board") or Chief Executive Officer.

         At any time and from time to time while this agreement is in force, the Employee may be appointed to such other executive positions and be given such other titles and executive responsibilities as the Board may determine.

                                   ARTICLE II

                                      Term

         The Company agrees to employ the Employee and the Employee agrees to serve the Company for a term beginning as of April 24, 1995 and continuing through April 23, 1997. The term of this Agreement shall be automatically extended for additional one-year periods unless either party notifies the other in writing at least one year before the end of the then-current term that it does not wish to extend the term. For example, if such a notice is not given by April 24, 1996, the term of this Agreement shall extend through April 23, 1998. However, in order for the contract to expire on that date, notice must be given by April 24, 1997. If no such notice is given, the term shall extend through April 23, 1999. This Agreement may be terminated prior to its expiration by either the Company or the Employee. The consequences of such a termination are described in other provisions of this Agreement.



                                                                        initials
Page 1




Warren A. McCollough
Employment Agreement
April 24, 1995



                                   ARTICLE III

                                  Compensation

         The Employee's compensation shall include:

                  (1)  Base  salary,   as   determined   by  the  Board  or  the
         Compensation and Personnel Committee of the Board (the "Committee") following an annual review of the Employee's compensation. Until June 1, 1996, such base salary will be $380,000.00/annually.

                  (2) Cash bonuses in accordance with the Company's annual bonus program established by the Board or the Committee and on a basis no less favorable than that applicable to other senior management employees and such other cash bonuses as the Board or the Committee, in their discretion, may determine from time to time.

                  (3) Participation in the Company's stock incentive programs to the extent the Board or the Committee, in their discretion determines is appropriate for senior management employees.

                  (4) Participation in the Company's pension and other benefit plans and all of the Company's fringe benefit and executive compensation programs for senior management employees not otherwise provided for in this Agreement in accordance with the terms and provisions of those plans and programs, as they may be in effect from time to time.

         In addition, the Company shall reimburse the Employee for all reasonable and necessary expenses incurred by the Employee in connection with the performance of his duties hereunder in accordance with corporate policies and procedures covering travel and business expense reimbursement, as they may be in effect from time to time.

         The Employee may elect to defer all or any part of his salary or bonus by filing a written election (the "Election") to that effect with the Secretary of the Company. As to salary, the Election shall be effective only with respect to compensation for services performed after the Employee files the Election. As to bonuses, the Election shall be effective only with respect to bonuses determined and awarded to the Employee after the Employee files the Election. Any amounts deferred by the Employee will be credited to an account established for him on the books of the Company. This account will also be credited as of the end of each fiscal year, until such time as no balance remains in the account, with initials
Page 2




Warren A. McCollough
Employment Agreement
April 24, 1995

an additional amount equal to the product of (a) the average balance credited to the account during that fiscal year and (b) a percentage which shall be the time weighted average of the prime rate announced by Signet Bank from time to time during such fiscal year. The total amount credited to this account will become payable to the Employee after his termination of employment upon such payment schedule as he may specify in the Election. If termination of employment occurs by reason of death, or if the Employee dies after payments have commenced, any remaining payments will be made to one or more beneficiaries designated by the Employee in a writing filed with the Secretary of the Company. If the Employee fails to designate a beneficiary, or if all the designated beneficiaries predecease him, payment of the remaining unpaid balance in the account will be made to the Employee's estate. The Company reserves the right to accelerate payments or to make payment of the amounts remaining unpaid in a lump sum. All determinations made and actions taken by the Company under this Article shall be binding upon the beneficiaries and the Employee's estate. The Employee's rights, or the rights of any beneficiary, are those of a general creditor of the Company.


                                   ARTICLE IV

                            Confidential Information

         The Employee recognizes that by virtue of his present position and his tenure with the Company in an executive capacity, he has and will continue to have access to Company trade secrets and other confidential information in whatever form as documents, software, C.D. Rom, firmware, brochures, data, materials, knowledge, graphs, pictures and the like including, but not limited to, the Company's business methods, expansion strategies, expansion plans, merchandising and marketing techniques or policies, training techniques, internal operations, supplier information, pricing information, internal corporate planning methods, systems and operating procedures and other business matters (the "Confidential Information").

         The  Employee   recognizes  and  acknowledges  that  such  Confidential
Information, as may exist from time to time, is a valuable, special and unique asset of the Company, and that this Confidential Information and its use have been responsible for the rapid growth and nationwide expansion of the Company, and if known by an entity engaged in the "Business of the Company," would cause irreparable harm to the Company. The "Business of the Company", shall be defined as: (a) retail sales and service of consumer electronics or appliances (with or without after-sale service) or (b) the purchase or sale of motor vehicles (with or without providing after-sale service) or c) any other line of business in which the Company becomes engaged before the date the Employee's employment terminates.

                                                                        initials
Page 3




Warren A. McCollough
Employment Agreement
April 24, 1995


         Therefore, except in performing his duties as an employee of the Company, the Employee shall not:

                  (1) Make or cause to be made any reproductions of any Confidential Information belonging to or in the possession of the Company; or

                  (2) Remove any Confidential Information from the premises of the Company or fail or refuse to surrender the same to the Company immediately upon the termination of his employment or at any prior time upon the Company's request; or

                  (3) Use for his own benefit or purposes or disclose to or use for the benefit or purposes of anyone other than the Company, both during his employment and after the termination of his employment, any trade secrets or other Confidential Information, whether he learned the information before or after signing this Agreement.


                                    ARTICLE V

                      Non-competition and Non-solicitation

         (1) Non-competition. Except as hereinafter provided, the Employee agrees that he will not, without the prior written consent of the Company, engage in competition with the Company by being associated with any Competing Business (as hereinafter defined) during the term of this Agreement and for a period of one year following its termination or expiration. For purposes of this Article, the Employee will be deemed to have associated with a Competing
Business if he: (1) directly or indirectly, alone or as a member of a partnership, owns greater that a 5% interest in; or (2) manages, operates, controls, or acts as a consultant to; or (3) serves as an officer or director or in any managerial or executive position; with any Competing Business.

         A "Competing Business" is any business entity which engages in the Business of the Company and engages in Substantial Competition with the Company in one or more Metropolitan Statistical Areas ("MSA"), in which the Company has its operation, or in which, at the date the Employee's employment terminates, the Company is engaged in real estate site selection or has taken further steps toward the commencement of operation in the future, either alone or in association with another entity ("Future Statistical Areas"), and in which the Company collectively produced, or, in the case of Future Statistical Areas, is projected to produce in the first year of operations, more than $5 million of gross sales. A business will not be considered to be in "Substantial Competition" with the Company if: (1) the business or the operating unit of the business in which the Employee is employed or with initials
Page 4




Warren A. McCollough
Employment Agreement
April 24, 1995

which the Employee is associated (the "Business Unit") is not engaged in the Business of the Company; or (2) if sales of the Business Unit's products or services in the Business of the Company constitute less than 10% of such Business Unit's sales; or (3) if the sales of the Business Unit in the Business of the Company do not constitute more than 10% of the sales of the Business Unit, but there is not significant geographic overlap between such Business Unit and the Company's business locations. For the purposes of this provision, there will not be a significant geographic overlap if less than 10% of the sales of such Business Unit and less than 10% of the Company's sales (i) are in the same MSA or (ii) are projected to be in the same MSA within the first year of operations in the case of Future Statistical Areas. The term "Business of the Company" is defined in Article IV. In every case, the good faith judgement of the Committee shall be conclusive as to whether the Employee is associated with a Competing Business.

         (2) Non-solicitation. The Employee agrees that during the term of this Agreement and for a period of two years following its termination, he will not, without the prior written consent of the Company, directly or indirectly engage in efforts to induce the Company's employees to terminate their employment for the purpose of being employed by another business entity.

         (3) Change of Control. In the event that the Employee's employment is terminated within two years following a Change of Control (Change of Control being defined in Article VII) under circumstances described in Article VI(2), the Employee shall not be bound by the provisions of this Article.

                                   ARTICLE VI

                           Termination by the Company

         (1) For Cause. The Company may immediately terminate the Employee's employment at any time prior to the expiration of this Agreement for "cause". For purposes of this Agreement, the following shall be "cause" for termination.

                  (a) continued and deliberate neglect by the Employee of his employment duties; or

                  (b) criminal misconduct of the Employee in connection with the performance of any of his duties, including, by way of example but not limitation, misappropriation of funds or property of the Company or accepting bribes or kickbacks in connection with any transaction entered into on behalf of the Company; or

                                                                        initials
Page 5




Warren A. McCollough
Employment Agreement
April 24, 1995


                  (c) failure of the Employee to disclose to the Board a conflict of interest, of which he knew or, with reasonable diligence, would have known, in connection with any transaction entered into on behalf of the Company; or

                  (d) conduct by the Employee that would result in material injury to the reputation of the Company if he were retained in his position with the Company; or

                  (e)      the Employee's conviction of a felony; or

                  (f) a preliminary or permanent injunction or similar remedy is entered against the Employee, the Company or both preventing the Employee or the Company from performing all or part of this Agreement; or

                  (g) breach by the Employee of the provisions of Articles IV or V of this Agreement; or

                  (h) deliberate actions by the Employee which are contrary to the best interests of the Company.

         In every case, the good faith judgement of the Committee shall be conclusive as to whether cause for termination exists. In the event of a termination for cause, which shall include resignation by the Employee at the Company's request at a time when cause for termination exists, the Employee shall forfeit the right to any compensation (other than deferred compensation) under this Agreement after the date of termination, except to the extent that the terms of any plans or programs referred to in Article III (4) or any applicable law require otherwise.

         (2) Without Cause. The Company may terminate the Employee's employment agreement at any time prior to the expiration of this Agreement without cause ("cause" being defined in Article VI(1)). In the event: (a) the Employee's employment is terminated by the Company without cause; (b) the Employee resigns at the Company's request at a time when no cause for termination exists; or (c) the Employee voluntarily terminates his employment as a result of a reduction in compensation or benefits (which is not part of a prorata reduction in executive compensation or benefits for the Company's senior executives) or as a result of a significant reduction in the Employee's responsibilities, and the voluntary termination occurs within 60 days after such reduction, the Employee shall forfeit the right to any compensation (other than deferred compensation) under this Agreement after the date of termination except:


                                                                        initials
Page 6




Warren A. McCollough
Employment Agreement
April 24, 1995

         (i) 12 months of base salary, payable in biweekly installments over the following 12 months; and, in the event that the termination of employment occurs within two years following a Change of Control (Change of Control being defined in Article
                  VII), an additional 12 months of base salary, payable in biweekly installments over the second 12-month period immediately following such termination; and

         (ii) a pro-rated bonus for the fiscal year in which the Employee's employment is terminated, if the termination occurs on or after September 1st of that fiscal year. The proration will be based on the number of complete months the Employee worked in that fiscal year, will be in accordance with the bonus program for such fiscal year, and will be payable within two weeks of when bonuses are distributed, and

         (iii) a prorated bonus for the prior fiscal year, if the Employee worked six or more months in the prior fiscal year, and if the Employee's termination date is between March 1st and the date bonuses are distributed for the prior fiscal year (if bonuses are awarded for the prior fiscal year). In this event, the bonus will be prorated for the number of complete months the Employee worked in the prior fiscal year, and

         (iv) Continued participation, as if still employed, in the Company's medical and dental insurance plans through the end of the month in which the Employee's severance payments end to the extent permitted by the provisions of such plans; provided, however, the Company's obligation to continue participation in these plans, ends on the last day of the month in which the Employee becomes eligible to participate in such benefits at his new place of employment. However, the Company will continue to provide benefit continuation to the extent required by federal law.

         Notwithstanding the foregoing, the Employee shall have the obligation to seek alternative employment following a termination of employment under
Article VI(2). Any remuneration the Employee receives for the performance of personal services during the year following termination of his employment pursuant to this Article VI(2) will be an offset to the Company's obligations to pay the amounts referred to in subparagraph (i) above; provided, however, that such an offset will not reduce below one-half the remaining biweekly payments the Company is obligated to pay under subparagraph (i) above; and provided, further, that the Employee shall not have any obligation to seek other employment and no such offset will be allowed the Company if such a termination of employment occurs within initials
Page 7




Warren A. McCollough
Employment Agreement
April 24, 1995

two years following a Change of Control (Change of Control being defined in Article VII).

         (3) Death or Disability. If the Employee dies or becomes disabled during the term of this Agreement, the Employee's employment will terminate as of the date of the Employee's death or the determination of the Employee's disability. In such event, neither of Article VI (1) or (2) shall be applicable. The determination as to whether the employee has suffered a disability and the date on which the disability commenced shall be made by the Committee, in its sole discretion, on the basis of competent evidence; provided, however, that the inability of the Employee to perform each of the material duties of his employment for 6 consecutive months because of a medically determined physical or mental condition shall be conclusive evidence of disability unless the Company is provided with competent medical evidence that the condition will not continue to prevent the Employee from performing his duties for more than six additional months. Two consecutive weeks of full ability to perform each of the material duties of the position shall be required to interrupt the running of the six-month period.


         In the event of termination because of disability, the Employee shall receive his base salary (pursuant to Article III (1)) for the first 12 months after the first date on which the Employee was unable to perform, after which he shall be entitled only to such amounts, if any, as may be available any employment-related benefit plans or programs in which the Employee may be a participant (except those which are totally paid for by the Employee through a private company). Any amounts the Employee receives under such plans or programs during the 12 months referred to above shall be an offset to amounts which he would otherwise receive under Article VI (3).

         In the event of the Employee's death, the designated beneficiary of the Employee shall continue to receive the Employee's base salary for a period of 3 months following his death.


                                   ARTICLE VII

                             Termination by Employee

         (1) General Rule. The Employee may voluntarily terminate his employment prior to the expiration of this Agreement upon 60 days written notice to the Company. If the Employee does so for reasons other than those set forth in provision (c) of Article VI (2) or for such reasons, but after the time period set forth in such provision has expired, he shall forfeit the right to any compensation (other than deferred compensation) under this Agreement after the date of termination.

                                                                        initials
Page 8




Warren A. McCollough
Employment Agreement
April 24, 1995


         (2) Voluntary Termination Following a Change of Control. The provision of Article VII (1) notwithstanding, in the event that a Change of Control (as hereinafter defined) occurs and within one year thereafter the Employee voluntarily terminates his employment (other than pursuant to provision (c) of Article VI (2)), the Employee shall be entitled to receive, in addition to any other amounts he may be entitled to receive under this Agreement and subject to any applicable payroll or other taxes required to be withheld, an amount equal to one year's base salary, in addition to the continuation of his medical and dental benefits (as if still employed) during the pay-out period. This severance amount shall be payable in biweekly installments over the 12 months immediately following termination.

In such event, fiscal year-end bonuses will be handled in the following manner:

         (i) If the Employee's termination date is on or after September 1st: any bonus awarded for that year will be prorated for the number of complete months the Employee worked in the fiscal year.

         (ii) If the termination occurs prior to September 1st, no bonus will be due.

         (iii) If the Employee's termination date is between March 1 and May 15: the Employee shall also be entitled to a bonus for the prior fiscal year, prorated for the number of complete months the Employee worked in the prior fiscal year, provided the number of months employed in that year was equal to or greater than six.


(3) Change of Control Definition. In this Agreement, "Change of Control" shall mean:

         (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

         (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority initials
Page 9




Warren A. McCollough
Employment Agreement
April 24, 1995

                  of the Board of Directors of the Company or any successor to the Company.


                                  ARTICLE VIII

                            Benefits Upon Termination

         Upon termination of employment, benefits are terminated as described below:

         1) Medical and Dental Plans: The Employee's participation in the Medical and/or Dental plans terminates as of the last day of the month in which the Employee's employment ends, unless specifically continued during a severance payment period as noted in Article VI or Article VII(2) above. Continuation of coverage other than as provided in Article VI or Article VII(2) above, will be available in accordance with federal law and each plan's provisions.

         2) Retirement Plan: The Employee's termination of employment will not affect Retirement Plan benefits earned as of the date of termination.

         3) Other Benefit Programs: Participation in all other benefit programs ends as of the date of termination, except as noted below. Benefit programs include, but are not limited to, Group Life Insurance, Long Term Disability, Employee Discount Program, car allowance or company car program, the Restricted Stock and Stock Option Plans, the Officer Merchandise Evaluation Program, and the tax preparation and financial counseling programs. The ability to exercise options ends on the date of termination of employment. Participation in the fiscal year-end bonus program ends as of the date of termination unless the termination of employment is without cause as defined in Article VI (2) above.

         If the Employee is released, without cause, under the terms of this agreement, and the Employee has vested but unexercised stock options, or has stock options or restricted stock which are due to vest within one month of the date of termination, the Employee shall have the option to delay the termination for up to one month, to allow for any restricted stock or stock options to vest, or for the Employee to have time to exercise options. If the Employee initials
Page 10




Warren A. McCollough
Employment Agreement
April 24, 1995

elects this option, the severance pay-out period would be reduced by a like period of time (e.g., if the Employee delays his termination for one month in order for stock to vest, the Employee would receive 11 months of severance payments and medical and dental plan continuation, instead of 12 months). If termination is for "cause," participation in all benefits, including stock options and restricted stock ends either on the date of termination or the end of the month in which the termination occurred, according to the provisions of each benefit program. If termination of employment is due to death, the right to exercise vested but unexercised stock options is in accordance with the terms of the stock option plans. All of the above is subject to the laws, regulations and plan provisions in effect at the time of the Employee's termination.

                                   ARTICLE IX

                                   Monies Owed

         To the extent that the Employee owes the Company any monies at the time of termination of employment, or to the extent that taxes are due on any Circuit City benefits, the Employee authorizes the Company to withhold such amounts from his final paycheck or severance payment(s), or from reimbursements or any other monies due to the Employee.







                                    ARTICLE X

                                     Notices

         Any notice or other communication ("Notice") required under this Agreement shall be in writing and shall be deemed to have been given or made when personally delivered, or when mailed by registered or certified mail, postage prepaid, return receipt requested, to the other party. In the case of the Company, any Notice shall be delivered or mailed to its principal office to the attention of the Secretary. In the case of the Employee, any Notice shall be delivered or mailed to his last known address as reflected in the records of the Company.




                                                                        initials
Page 11




Warren A. McCollough
Employment Agreement
April 24, 1995
                                   ARTICLE XI

                                   Assignment

         This agreement is one for personal service and shall not be assignable by Employee. However, Company may assign this agreement to an entity under common control with Company or to an entity which succeeds to the portion of the Company's business in which the Employee is employed.


                                   ARTICLE XII

                              Survival of Covenants

         Except to the extent expressly provided otherwise in this Agreement, the covenants and agreements of the Employee and the Company, including but not limited to those set forth in Articles IV and V, shall survive the termination or expiration of this Agreement.


                                  ARTICLE XIII

                          Entire Agreement; Amendments

         This Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, express or implied, with respect to the subject matter of this Agreement. This Agreement may be amended only by a writing executed by the parties.




                                   ARTICLE XIV

                                  Governing Law

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia.




                                                                        initials
Page 12




Warren A. McCollough
Employment Agreement
April 24, 1995


                                   ARTICLE XV

                                     Waiver


         Failure to insist upon strict compliance with any term or condition of this Agreement shall not constitute a waiver of the term or condition, nor shall any waiver or relinquishment of any right or power under this Agreement at any one or more times be deemed a waiver or relinquishment of such right or power at any other time.


                                   ARTICLE XVI

                                  Severability

         If any Article, paragraph, sentence, or clause hereof, including, without limitation, Article IV and V ("Provision"), is deemed invalid or unenforceable in whole or in part in any jurisdiction, all the other Provisions in this Agreement including the affected Provision, to the extent it is not deemed invalid or unenforceable, shall remain in full force and effect in that, and any other, jurisdiction and shall be liberally construed in order to effectuate the purpose and intent of the Agreement. The invalidity or unenforceability of any Provision of this agreement in any jurisdiction shall not affect the validity or enforceability of that Provision in any other jurisdiction.








                                  ARTICLE XVII

                                   Arbitration

         (1) Any disagreement or controversy between the parties concerning this Agreement (other than disagreements or controversies concerning Articles IV and V of this Agreement) shall be settled by arbitration in accordance with Commercial Arbitration Rules of the American Arbitration Association ("AAA") and this Article. In the event of any inconsistency between such Rules and this Agreement, this Agreement shall control. The decision in writing of the sole arbitrator or of a majority of the arbitrators, as the case may be, designated or selected in accordance with this Article shall be final and binding on both parties and may be enforced in a court of law or equity. The parties recognize that they wish to use arbitration to settle disagreements or controversies concerning this Agreement other than those excluded above and both parties waive their right to appeal the arbitrators'

                                                                        initials
Page 13




Warren A. McCollough
Employment Agreement
April 24, 1995

decision to any court. The cost of arbitration, including arbitrators' fees and expenses of hearings and conferences, shall be shared equally by the parties. Each party shall pay its own attorney's and experts' fees and related expenses.

         (2) Notice of intent to arbitrate must be given within six months after the aggrieved party knows or, with reasonable diligence, would have known of the existence of the disagreement or controversy, unless the parties agree in writing to extend such six months period.

         (3) Disagreements and controversies submitted to arbitration hereunder shall be decided by a sole arbitrator appointed by the AAA; provided, however, that each party shall have the right, but not the obligation, to designate one additional arbitrator. If a party wishes to avail himself of such right, such party shall give written notice naming such additional arbitrator to the other party within 30 days after the notice of intent to arbitrate is given.

         (4) If the Employee breaches the provisions of Articles IV or V, he shall not be entitled to receive any amounts due under this Agreement that have not been previously paid to him.

         (5) The Employee recognizes and acknowledges that in the event of any default in or breach of any of the terms, conditions, and provisions of Articles IV or V of this Agreement (either actual or threatened) by the Employee, the Company will suffer irreparable harm and its remedies at law will be inadequate. Accordingly, the Employee agrees that, in such event, the Company shall have the right to specific performance and injunctive relief in addition to any and all other remedies and rights available to the Company under this Agreement, or at law or in equity, and all rights and remedies shall be cumulative.

         (6) Disagreements or controversies concerning Articles IV or V of this Agreement may be settled by arbitration in accordance with this Article if both parties so agree in writing.






         The offer contained herein remains open until 5 p.m. on May 24, 1995. To confirm that this letter states our agreement, please sign the enclosed copy on the line above your name, date it, initial each page in the space provided for that purpose, and return the copy to Wanda Moser, Personnel Operations Manager, in the enclosed envelope by May 10, 1995. This agreement is not effective until received by Wanda Moser, who will sign it to verify receipt and will send you a fully executed copy for your records,

Page 14




Warren A. McCollough
Employment Agreement
April 24, 1995


         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and the year first written below.



CIRCUIT CITY STORES, INC.




By:               s/Richard L. Sharp                               5/25/95
                  Richard L. Sharp,                                Date
                  President and Chief Executive Officer




AGREED:           s/Warren A. McCollough                           5/22/95
                  Warren A. McCollough  SS# ###-##-####            Date




RECEIVED:         s/Wanda Moser                                    5/25/95
                  Wanda Moser                                      Date



Page 15